UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2007 (April 4, 2007)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2026 McGaw Avenue Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 428-8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Composite Technology Corporation (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01  Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the documents described below. The discussion is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as exhibits.

Michael Porter Consulting Agreement

On April 4, 2007, the Company and Michael Porter entered into a Consulting Agreement (“Consulting Agreement”) that would be effective as of April 1, 2007. Under the Consulting Agreement, Mr. Porter is an independent contractor to the Company and will provide management and business advisory services. Mr. Porter will be compensated in an amount of $400,000 per year. The Consulting Agreement expires on March 31, 2008, but may be extended upon mutual agreement of the parties.

In addition to Mr. Porter’s relationship with the Company with respect to the Consulting Agreement, Mr. Porter has primarily served the Company and many of its affiliates in one or more capacities of employee, and president, and continues to be a significant shareholder of the Company.

Item 1.02 Termination of a Material Definitive Agreement

Michael Porter Executive Employee Agreement

In connection with the entry of a consulting agreement as described above, effective as of April 1, 2007, the Company and Michael Porter mutually terminated Mr. Porter’s previous executive employment agreement dated July 3, 2006 on April 4, 2007. This termination was due to Mr. Porter’s retirement from full-time employment as President of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Michael Porter

On April 4, 2007, Michael Porter retired from his position as President of the Company and agreed to serve as consultant.

Appointment of Marvin Sepe

On April 4, 2007, the Company promoted Marvin Sepe from President of CTC Cable, a wholly-owned subsidiary of the Company, to the Company’s Chief Operating Officer.

The material terms of Mr. Sepe’s compensation arrangement as Chief Operating Officer with the Company are:

•	New base salary of $325,000;
•	An initial bonus of $12,000; and
•	Additional 500,000 stock options exercisable at $1.30 per share.

In addition, Mr. Sepe still holds the following stock options which he was granted while he was serving as President of CTC Cable:

•	400,000 stock options exercisable at $1.04 per option granted January 19, 2006 vesting 1/3 per year. As of the date of this Current Report, 133,333 shares under this award have vested; and
•	600,000 stock options exercisable at $1.01 per option granted April 27, 2006 vesting 1/3 per year. As of the date of this Current Report, none of the shares under this award have vested.

A definitive employment agreement will be executed by the Company and Mr. Sepe at a later date.

Prior to joining the Company in February 2006, Mr. Sepe served as President at Independent Management Consultant since November 2002. From October 1997 to November 2002, Mr. Sepe served as President, Executive Vice President, and General Manager at JMAR Semiconductor, Inc., a division of JMAR Technologies, Inc.

There are no family relationships between Mr. Sepe and any of our directors or other executive officers.

There are no related party transactions to report.

Appointment of Domonic Carney

On April 4, 2007, the Company appointed Domonic Carney as its Chief Financial Officer. Mr. Carney was previously the Company’s Acting Chief Financial Officer.

Pursuant to Mr. Carney’s new appointment, the Company has granted to Mr. Carney 500,000 stock options exercisable at $1.30 per share.

All additional options granted to Messrs. Sepe and Carney were granted under existing Company stock option plans and vest 1/3 per year, with the first one-third vesting on April 4, 2008.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exh. No.	Description

10.1	Consulting Agreement, executed on April 4, 2007 but dated as of April 1, 2007, by and between Composite Technology Corporation and Michael Porter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSITE TECHNOLOGY CORPORATION
(Registrant)

Date: April 10, 2007	By:	/s/ Benton H Wilcoxon
Benton H Wilcoxon, Chief Executive Officer